EXHIBIT 23-B

                       CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statement on Form S-8 of U S WEST, Inc. pertaining to the U S WEST, Inc. Long-Term Incentive Plan of our report dated February 7, 1995, with respect to the consolidated financial statements of Time Warner Entertainment Company, L.P. included in the Current Report on Form 8-K of U S WEST, Inc. dated May 23, 1995, as amended by Forms 8-K/A on July 12, 1995 and August 24, 1995, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG LLP

New York, New York
September 28, 1995